PROSPECTUS SUPPLEMENT NO. 4                   Filed Pursuant to Rule 424(b)(3)
TO PROSPECTUS DATED OCTOBER 22, 2001                 Registration No. 333-70306

                                 $360,000,000

                              The PMI Group, Inc.

                 2.50% Senior Convertible Debentures due 2021

                                      and

       Shares of Common Stock Issuable Upon Conversion of the Debentures

                               -----------------

   This prospectus supplement supplements information contained in the prospectus dated October 22, 2001 covering the resale by selling securityholders of our 2.50% Senior Convertible Debentures due 2021, or the Debentures, and shares of our common stock issuable upon conversion of the Debentures. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements thereto. The terms of the Debentures are set forth in the prospectus.

                               -----------------

   See "Risk Factors" section beginning on page 6 of the prospectus to read about factors you should consider before purchasing the Debentures or common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

   The information in the table appearing under the caption "Selling Securityholders" in the prospectus is amended by superceding the information with respect to a person previously listed in Prospectus Supplement No. 2, dated December 11, 2001, that is listed below:

                                        Aggregate Principal                 Number of
                                        Amount of Debentures Percentage of  Shares of
                                         Beneficially Owned   Debentures   Common Stock
Name                                        and Offered       Outstanding    Offered
----                                    -------------------- ------------- ------------
Credit Suisse First Boston Corp........       750,000              *          8,493

   To our knowledge, the selling securityholder listed above does not, and within the past three years has not had, any material relationship with us or any of our predecessors or affiliates.

                               -----------------

           The date of this prospectus supplement is March 1, 2002.